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EXHIBIT 99.1

[LOGO OF MID-STATE BANCSHARES]

News Release

Date: July 12, 2002	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

Mid-State Bancshares Names New Independent Accounting Firm

        ARROYO GRANDE, CA—Mid-State Bancshares (Nasdaq: MDST) announced today that its board of directors has appointed PricewaterhouseCoopers as the Company's independent accounting firm to replace Arthur Andersen LLP.

        The appointment was made after an extensive evaluation process by the board, its audit committee, and the Company's management team. PricewaterhouseCoopers is the world's largest professional services organization, operating in 150 countries and territories with 160,000 employees.

        Mid-State Bancshares is a $1.85 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California's San Luis Obispo, Santa Barbara, and Ventura Counties. Since opening its doors in 1961, the Bank has grown to 39 offices serving over 115,000 customers.

  This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Bank's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Bank's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Bank's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Bank's beliefs and expectations concerning future operating results. Although the Bank believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. All subsequent written and oral forward-looking statements by or attributable to the Bank or persons acting on its behalf are expressly qualified in their entirety by this qualification. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Bank undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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  EXHIBIT 99.1
Mid-State Bancshares Names New Independent Accounting Firm